Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports (a) dated March 11, 2008, with respect to the consolidated financial statements and financial highlights of Triangle Capital Corporation as of and for the year ended December 31, 2007, the combined financial statements of Triangle Capital Corporation as of and for the two years ended December 31, 2006, and the combined financial highlights of Triangle Capital Corporation as of and for the four years ended December 31, 2006, and (b) dated June 11, 2008, with respect to the senior securities table of Triangle Capital Corporation as of December 31, 2007, in the Pre-effective Amendment No. 1 to the Registration Statement (Form N-2) No. 333-151930 and related Prospectus of Triangle Capital Corporation dated August 13, 2008.
/s/ Ernst & Young LLP
Raleigh, North Carolina
August 11, 2008